Exhibit 99.1

First National Bank Expands in Charleston Market With East Bay Street Branch

          SPARTANBURG, S.C., Oct. 3 /PRNewswire-FirstCall/ -- First National Bank of the South announced today that it has filed an application with the Office of the Comptroller of the Currency (OCC) to establish its second full service bank branch in the Charleston market at 140 East Bay Street in downtown Charleston, South Carolina.

          Jerry L. Calvert, President and CEO, said, “Our Charleston Market President, Rudy Gill, has done a great job in establishing a strong presence for us beginning with our first full service bank branch located in Mount Pleasant, South Carolina.  It is exciting to not only see the growth of the dynamic Charleston market, but also the growth of our bank from our existing bank branch in Mount Pleasant.”

          Mr. Calvert also stated, “First National will continue to expand its presence and customer-oriented products and services in this growing, vibrant market through the efforts of Rudy and his team, as well as the Charleston Board.”

          Rudy Gill, Charleston Market President, said, “We are fortunate that First National has such a strong infrastructure in Spartanburg to support our growth here in Charleston.  We are pleased to offer a full line of loan and deposit products to individuals and businesses while delivering fast turnaround on loan decisions and superior customer service.”

          For additional information on First National Bank of the South or services available, please call the Mount Pleasant office at (843) 971-6977.

          First National Bancshares, Inc. (Nasdaq: FNSC) is a $400-million asset bank holding company based in Spartanburg, South Carolina. Its stock is traded on the NASDAQ Global Market under the symbol FNSC. It was incorporated in 1999 to conduct general banking business through its wholly-owned bank subsidiary, First National Bank of the South.

          First National’s stock price closed at $16.40 per share on October 2, 2006.

          First National recently reported earnings for the quarter and six months ended June 30, 2006, of $904,000 and $1.6 million, respectively, or $0.22 and $0.39 per diluted share, respectively.

          First National Bank of the South provides a wide range of financial services to consumer and commercial customers through two divisions. The banking division operates four full-service offices, three in Spartanburg County, operating as First National Bank of Spartanburg, and one in Mount Pleasant, as well as loan production offices in Columbia, Daniel Island and Greenville, South Carolina. First National has also received approval from the Office of the Comptroller of the Currency to open its fifth full-service branch and Greenville market headquarters at 3401 Pelham Road in Greenville, South Carolina.

          The Greenville loan production office also houses the small business lending division. This division operates under the name First National Business Capital and provides small business lending services to customers in the Carolinas and Georgia. First National also offers trust and investment management services to its customers through an alliance with Colonial Trust Company which has offices in Spartanburg and Greenville. Additional information about First National is available from its media room at www.firstnational-online/investor.com.

          Certain statements in this press release contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements relating to future growth and expectations and confidence in our loan quality, as well as any other statements that are not historical facts and are thus prospective. Such forward-looking statements are subject to risks, uncertainties, and other factors, such as a downturn in the economy, greater than expected non-interest expenses or excessive loan losses, which could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. For a more detailed description of factors that could cause or contribute to such differences, please see First National’s filings with the Securities and Exchange Commission.

          Although we believe that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove to be inaccurate. Therefore, we can give no assurance that the results contemplated in the forward-looking statements will be realized. The inclusion of this forward-looking information should not be construed as a representation by our company or any person that the future events, plans, or expectations contemplated by our company will be achieved. First National undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

SOURCE  First National Bank of the South
          -0-                                                            10/03/2006
          /CONTACT:  Jerry L. Calvert of First National Bank of the South, +1-864-594-5690, or cell, +1-864-590-8858/
          /Web site:  http://www.firstnational-online.com
                    http://www.firstnational-online.com/investor
          (FNSC)